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                                                                     Exhibit 4.4



NUMBER        INCORPORATED IN THE PROVINCE OF BRITISH COLUMBIA            SHARES

                         TURBODYNE TECHNOLOGIES INC.

                                                               CUSIP 899905 10 3


THIS CERTIFIES THAT
                                                                     899905 10 3

is the registered holder of

        FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE

In the Capital of the above named Company subject to the Memorandum and Articles of the Company transferable on the books of the Company by the registered holder in person or by Attorney duly authorized in writing upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers at Vancouver, British Columbia.

                                     DATED



/s/
           President                 COUNTERSIGNED AND REGISTERED
                                     MONTREAL TRUST COMPANY OF CANADA VANCOUVER
                                     TRANSFER AGENT AND REGISTRAR



/s/
           Secretary                 By /s/
                                       ----------------------------------------
                                            Authorized Officer

  The Shares represented by this certificate are transferable at the offices of Montreal Trust Company of Canada, Vancouver, B.C.